UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2011

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2011, the board of directors (the “Board”) of Exterran GP LLC, our managing general partner, appointed D. Bradley Childers, 47, as President and Chief Executive Officer and Chairman of the Board of Exterran GP LLC, effective December 12, 2011. Mr. Childers was also appointed as President and Chief Executive Officer of Exterran Holdings, Inc. (“Exterran”), the indirect owner of Exterran GP LLC, effective December 12, 2011.

Mr. Childers has served as interim Chief Executive Officer and interim Chairman of the Board of Exterran GP LLC since November 2011. Prior to that, he had served as Senior Vice President of Exterran GP LLC since June 2006 and as a director of Exterran GP LLC since May 2008. He also served as Senior Vice President of Exterran and as President, North America of Exterran Energy Solutions, L.P. from March 2008 to November 2011. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. (“Universal”) in August 2007, Mr. Childers was Senior Vice President of Universal and President of the International Division of Universal Compression, Inc., Universal’s wholly-owned subsidiary, positions he held since July 2006. Previously, he served as Senior Vice President, Business Development, General Counsel and Secretary of Universal beginning in April 2005 and as Senior Vice President, General Counsel and Secretary of Universal beginning in September 2002. Prior to joining Universal, he held various positions with Occidental Petroleum Corporation (an international oil and gas exploration and production company) and its subsidiaries, from 1994 to 2002, including Vice President, Business Development at Occidental Oil and Gas Corporation, and corporate counsel. Mr. Childers also serves as an officer and director of certain other Exterran Holdings majority-owned subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.

In recognition of his assumption of the role of President and Chief Executive Officer and Chairman of the Board, on December 12, 2011, the Board’s compensation committee granted Mr. Childers phantom units valued at $200,000 under the Exterran Partners, L.P. Long-Term Incentive Plan. The phantom units vest in equal installments over three years. It is not expected that Mr. Childers will receive an equity grant in 2012 for his service as President and Chief Executive Officer.

Mr. Childers will receive compensation during his service as President and Chief Executive Officer of Exterran and as President and Chief Executive Officer and Chairman of the Board of Exterran GP LLC as disclosed in Exterran’s Current Report on Form 8-K filed on December 12, 2011. Under the terms of our omnibus agreement with Exterran, we will be allocated a portion of Mr. Childers’ compensation cost to reimburse Exterran for the service he will provide to us as President and Chief Executive Officer and Chairman of the Board of Exterran GP LLC, which we intend to disclose in our annual report on Form 10-K. Neither we nor Exterran GP LLC have any agreement with Mr. Childers, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Childers and any other person pursuant to which he was appointed as President and Chief Executive Officer and Chairman of the Board. There are no family relationships between Mr. Childers and any executive officer or director of Exterran GP LLC, Exterran General Partner, L.P. or us.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

December 12, 2011	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated December 8, 2011